UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2026

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant's telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment on Form 8-K/A is being filed solely to correct an inadvertent typographical error with respect to the amount of Mr. Jaworski’s restricted share grant that was included in the Form 8-K filed on March 5, 2026.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2026, Kite Realty Group Trust (the “Company”) appointed Adam M. Jaworski as Senior Vice President, Chief Accounting Officer and principal accounting officer, effective April 6, 2026 (the “Effective Date”).

Mr. Jaworski, 53, currently serves as Chief Accounting Officer of Brookfield Properties Retail (“Brookfield”), a position he has held since January 2022. In this position, Mr. Jaworski is responsible for financial and accounting operations, including financial reporting, internal controls, treasury and financial systems. Prior to joining Brookfield, Mr. Jaworski served as Chief Financial Officer of Oak Street Investment Grade Net Lease, Inc. and Chief Accounting Officer of Oak Street Real Estate Capital, LLC from May 2021 to December 2021. Prior to joining Oak Street Real Estate Capital, LLC, Mr. Jaworski held accounting and finance roles of increasing responsibility. He holds a Bachelor of Science in Accounting and a Master of Arts in Speech Communication - Organizational Development from Ball State University and is a certified public accountant.

In connection with Mr. Jaworski’s appointment, Mr. Jaworski will receive (i) an annual base salary of $365,000, (ii) the opportunity to earn (x) an annual cash bonus and (y) an annual equity award, with target amounts of 60% and 50% of Mr. Jaworski’s annual base salary, respectively, and (iii) a $50,000 signing bonus and a grant of $330,000 of restricted shares of the Company, which will be granted on the Effective Date and vest in three equal installments over the three years thereafter, each of which will be repaid to the Company on a pro-rata basis if Mr. Jaworski leaves the Company within 36 months of the payments. Mr. Jaworski will also be eligible to participate in customary benefit plans on the same basis as other similarly situated employees. The Company has also agreed to reimburse Mr. Jaworski up to $50,000 in connection with his relocation to Indianapolis, which will be repaid to the Company if he leaves the Company within 24 months of the payment.

On the Effective Date, Joseph Schmid will cease serving as the Company’s interim Chief Accounting Officer and interim principal accounting officer and will continue to provide consulting services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 5, 2026	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer